Servicer Certificate

Residual Value Obligation

Quarterly certificate for the quarter ended September 30, 2000

This information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee.  Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:			July 17, 2000	August 15, 2000	September 15, 2000

Allocation Dates during quarter:			July 18, 2000	August 16, 2000	September 18, 2000

Payment Date during quarter:					NA

AFCC Amount at beginning of quarter:					$ 471,618,675

AFCC Amount at end of quarter:					$ 459,843,520

On the Payment Date during the quarter:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:					$ -

Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:					$ -

Accrued RVO Payment Amount as of such Payment Date:					$ -

Number of RVO's outstanding as of the applicable record date					N/A

Payment per RVO:					$ -

As of the first Allocation Date during the quarter:

Residual Cash Flow:

	Residual Cash Flow allocated:				$ 11,242,329

	Excess Litigation Reserve allocated:				$ -

RVO Expenses:

	Residual Cash Flow allocated to RVO Expenses:				$ -

	Cumulative RVO Expenses not covered by allocation (to be carried forward):				$ -

Litigation Expenses:

	Residual Cash Flow allocated to Litigation Expenses:				$ 919,927

	Cumulative Litigation Expenses not covered by allocation (to be carried forward):				$ -

AFCC Amount:

	AFCC Amount at end of immediately preceding Allocation Date:				$ 471,618,675

	plus: AFCC Interest added on immediately preceding Securitization Distribution Date:				$ 5,895,233

	less: Residual Cash Flow allocated to AFCC Amount:				$ (10,322,402)

	AFCC Amount after allocation:				$ 467,191,506

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such
	Allocation Date:				$ -

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:
$ -

	Accrued RVO Payment Amount on such Allocation Date:				$ -

As of the second Allocation Date during the quarter:

Residual Cash Flow:

	Residual Cash Flow allocated:				$ 18,864,961

	Excess Litigation Reserve allocated:				$ -

RVO Expenses:

	Residual Cash Flow allocated to RVO Expenses:				$ -

	Cumulative RVO Expenses not covered by allocation (to be carried forward):				$ -

Litigation Expenses:

	Residual Cash Flow allocated to Litigation Expenses:				$ -

	Cumulative Litigation Expenses not covered by allocation (to be carried forward):				$ -

AFCC Amount:

	AFCC Amount at end of immediately preceding Allocation Date:				$ 467,191,506

	plus: AFCC Interest added on immediately preceding Securitization				$ 5,839,894

	less: Residual Cash Flow allocated to AFCC Amount:				$ (18,864,961)

	AFCC Amount after allocation:				$ 454,166,439

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:
$ -

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:

$ -

	Accrued RVO Payment Amount on such Allocation Date:				$ -

As of the third Allocation Date during the quarter:

Residual Cash Flow:

	Cumulative Residual Cash Flow not covered by allocation (to be carried forward)				$ (1,460,947)

	Residual Cash Flow allocated:				$ -	(1)

	Excess Litigation Reserve allocated:				$ -

RVO Expenses:

	Residual Cash Flow allocated to RVO Expenses:				$ -

	Cumulative RVO Expenses not covered by allocation (to be carried forward):				$ -

Litigation Expenses:

	Residual Cash Flow allocated to Litigation Expenses:				$ -

	Cumulative Litigation Expenses not covered by allocation (to be carried forward):				$ 62,187

AFCC Amount:

	AFCC Amount at end of immediately preceding Allocation Date:				$ 454,166,439

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:
$ 5,677,080

	less: Residual Cash Flow allocated to AFCC Amount:				$ -

	AFCC Amount after allocation:				$ 459,843,520

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such
	Allocation Date:				$ -

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:
$ -

	Accrued RVO Payment Amount on such Allocation Date:				$ -

  (1) During the third allocation period, an Event of Default trigger was breached on the 1996-C transaction. This triggeri ncreases the required program spread account balance from 9% to 25% on all transactions. As a result, there was no cash actually released to the Company for this period.